Exhibit 23.1



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated October 30, 2009 of Casino Players, Inc. of our audit report, dated August 28, 2009, relating to the consolidated financial statements of Casino Players, Inc. for the fiscal years ended December 31, 2008 and 2007.

/s/ Larry O'Donnell
Larry O'Donnell
of Larry O'Donnell, CPA, P.C.
Certified Public Accountant

Dated: October 30, 2009